HMG WORLDWIDE CORPORATION
                                475 Tenth Avenue
                            New York, New York 10018


                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on July 26, 1996


                        ---------------------------------



To the Stockholders of
HMG WORLDWIDE CORPORATION



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of HMG WORLDWIDE CORPORATION, a Delaware corporation (the "Company"), will be held at the offices of the Company, 234 South Eight Street, Reading, Pennsylvania 19603 on Friday, July 26, 1996 at the hour of 2:00 p.m., for the following purposes:

     (1)  To elect six Directors of the Company for the ensuing year.

     (2) To ratify the selection of Friedman Alpren & Green as the Company's independent auditors for the fiscal year ending December 31, 1996.

     (3) To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on June 19, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.



                                   HERBERT F. KOZLOV
                                   Secretary

New York, New York
June 28, 1996


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            HMG WORLDWIDE CORPORATION
                                475 Tenth Avenue
                            New York, New York 10018


                             -----------------------

                                PROXY STATEMENT

                             -----------------------



     This Proxy Statement is being mailed on or about June 28, 1996 to all stockholders of record at the close of business on June 19, 1996 in connection with the solicitation by the Board of Directors of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on July 26, 1996. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Company's Board of Directors and to ratify the
selection of Friedman Alpren & Green.   The Board does not know of any other
matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable.

     Any stockholder may revoke his or her Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

     The total number of shares of the Company's Common Stock outstanding as of June 19, 1996 was 7,567,517. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on June 19, 1996 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 3,783,759 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting in person or by proxy at the Meeting is required to pass upon each of the matters presented.

     A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 475 Tenth Avenue, New York, New York 10018 for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of June 19, 1996, the number and percentage of shares of Common Stock held by all persons who, to the knowledge of the Company, are the beneficial owners of, or who otherwise exercise voting or dispositive control over, more than five (5%) percent of the Company's outstanding Common Stock within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the holdings of all officers and Directors of the Company as a group:

NAME AND ADDRESS OF                NUMBER OF        APPROXIMATE
BENEFICIAL HOLDER                  SHARES(1)        PERCENTAGE OF CLASS
- -------------------                ---------        -------------------

Michael Wahl(2)                    972,875(3)               11.8%
475 Tenth Avenue
New York, New York 10018

Andrew Wahl(2)                     575,203(4)                7.2%
475 Tenth Avenue
New York, New York 10018

Gilmour 1994 Jersey Trust          972,222(5)(6)            12.8%
7 Bond Street
St. Helier
Jersey, Channel Island

State of Wisconsin Investment
Board                              740,000                   9.8%
P. O. Box 7842
Madison, Wisconsin 53707

All executive officers           1,944,145(7)               22.0%
and directors as a group
(7 persons)


- --------------------
(1) Includes shares issuable pursuant to currently exercisable options and options which will be exercisable within 60 days of June 19, 1996. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.
(2) In connection with the Company's acquisition of its HMG Worldwide In-Store Marketing, Inc. ("HMG"), Creative Displays, Inc. ("CDI") and HMG Europe B.V. ("HMG BV") subsidiaries, Michael Wahl and Andrew Wahl each entered into an agreement with the Company containing, among other provisions, restrictions upon the disposition of shares of Common Stock of the Company owned by them, which restrictions lapse upon repayment of the acquisition indebtedness owing to the Company's bank lender.
(3)  Includes 644,400 shares issuable upon exercise of options.
(4)  Includes 376,750 shares issuable upon exercise of options.
(5) The trustee of the Gilmour 1994 Jersey Trust (the "Trust") is Hill Samuel (Channel Islands) Trust Company Limited. The directors of the trustee have indirect shared voting and dispositive powers with respect to such shares.
(6) Does not include 35,000 shares beneficially owned by David Harrison Gilmour, a primary beneficiary of the Trust, and 100,002 shares beneficially owned by Mr. Gilmour's spouse.
(7) Includes 1,361,260 shares issuable upon exercise of options owned by such executive officers and directors.

                            ELECTION OF DIRECTORS

     Six directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.


INFORMATION CONCERNING NOMINEES
- -------------------------------

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age, his tenure as a director and the number of shares of the Company's Common Stock beneficially owned as of June 19, 1996:

                                Positions                             Number of
                                Presently Held                        Shares                 Approximate
                                with the                   Director   Beneficially           Percentage
Name                       Age  Company                    Since      Owned(1)               of Class (1)
- ----                       ---  --------------             --------   ------------           ------------

Michael Wahl(2)            58   Chairman of the Board and  1984       972,875(3)             11.8%
                                Chief Executive Officer

Andrew Wahl(2)             35   President and Director     1984       575,203(4)              7.2%

Robert V. Cuddihy, Jr.     36   Chief Operating Officer,   1987       177,808(5)              2.3%
                                Chief Financial Officer
                                and Director

L. Randy Riley             44   Executive Vice President   1993        49,133(6)              1.0%
                                and Director

Herbert F. Kozlov          43   Secretary and Director     1988       132,976(7)              1.7%

Lawrence J. Twill, Sr.     58   Director                   1987        36,150(8)               *

- --------------------

(1)    Includes shares issuable pursuant to currently exercisable options and options which will be exercisable within 60 days of June 19, 1996. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.
(2)    In connection with the Company's acquisition of its HMG, CDI and HMG BV subsidiaries,
       Michael Wahl and Andrew Wahl each entered into an agreement with the Company containing, among other provisions, restrictions upon the disposition of shares of Common Stock of the Company owned by them, which restrictions lapse upon repayment of the acquisition indebtedness owing to the Company's bank lender.
(3)    Includes 644,400 shares issuable upon exercise of options.
(4)    Includes 376,750 shares issuable upon exercise of options.
(5)    Includes 153,850 shares issuable upon exercise of options.
(6)    Includes 40,440 shares issuable upon exercise of options.
(7)    Includes 115,100 shares issuable upon exercise of options.
(8)    Includes 25,400 shares issuable upon exercise of options.
*      Less than one percent.


     MICHAEL WAHL has been a director of the Company since its inception in May 1984 and the Company's Chairman and Chief Executive Officer, since October 1, 1993. Since 1984, Mr. Wahl has served as the Chairman of the Board of HMG. Since May 1986, Mr. Wahl has also served as the chief executive officer of HMG. Mr. Wahl served as HMG's President from 1975 to April 1986.

     ANDREW WAHL has been a director of the Company since its inception in May 1984 and the Company's President since October 1, 1993. From May 1984 to October 1993, Mr. Wahl served as the Company's chief executive officer. In December 1990, Mr. Wahl became the Secretary of the Company. From July 1987 to October 1993, Mr. Wahl also served as the Company's Chairman of the Board. Additionally, Mr. Wahl served as the Company's President from May 1984 until December 1990. From September 1980 until May 1984, Mr. Wahl served as Vice President for HMG, where his primary responsibilities were in the areas of new business development and pension and profit-sharing management.

     ROBERT V. CUDDIHY, JR. has been the Company's chief financial officer and Secretary since July 1987 and a director since February 1988. In March 1989, Mr. Cuddihy also assumed the responsibilities of chief operating officer of the Company. In December 1990, Mr. Cuddihy became the Company's President and discontinued his function as its Secretary. On October 1, 1993, he relinquished his role as President. From July 1981 until July 1987, Mr. Cuddihy was with KPMG Peat Marwick, Certified Public Accountants, where he last served as a senior audit manager.

     L. RANDY RILEY has been a director of the Company since March 1994. Mr. Riley is, and for at least the past five years has been, employed by HMG in an executive capacity, most recently as President of HMG. He was previously employed by Ernest & Julio Gallo and by Colgate-Palmolive Company in senior marketing positions.

     HERBERT F. KOZLOV has been a director of the Company since February 1988. From August 1989 until January 1996, Mr. Kozlov has also served as the chief executive officer of EVS. Mr. Kozlov is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Mr. Kozlov has been a practicing attorney for more than the past ten years.

     LAWRENCE J. TWILL, SR. has been a director of the Company since July 1987. Since March 1991, Mr. Twill has been President of Ashwood Capital, a private merchant banking firm. From February 1990 to February 1991, he was a Managing Director of Peers & Co., which at the time was a subsidiary of Kemper Securities, Inc. From June 1988 to February 1990, Mr. Twill served as Executive Vice President, Investment Banking and a member of the Executive Committee of Bateman Eichler, Hill Richards, a subsidiary of Kemper Securities, Inc. From February 1986 to November 1988, Mr. Twill was Chairman of Woolcott & Co., Inc., an investment banking firm which served as the managing underwriter of the Company's 1987 secondary public offering. From February 1985 to January 1986, Mr. Twill was the Chairman and Chief Executive Officer of Lawrence Twill Associates, a financial consulting firm. From April 1984 to March 1985, Mr. Twill was the President and Chief Executive Officer of New York Airlines. Mr. Twill is also a member of the Board of Directors of United Waste Systems, Inc.

     Michael Wahl is the father of Andrew Wahl. There are no other family relationships among the Company's officers and directors.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of stockholders and until their successors are chosen and qualified.

INFORMATION CONCERNING THE BOARD
- --------------------------------

     The Board of Directors held 6 meetings, including actions taken by unanimous written consent, during the year ended December 31, 1995. All then incumbent directors attended at least 75% of such meetings, except for Mr. Brett Tollman who attended four of the six meetings.

     The Compensation and Stock Option Committee of the Board is responsible for oversight and administration of executive compensation and also reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1986, 1991, 1993 and 1994 stock option plans. The Committee is presently composed of Messrs. Tollman and Twill. Such committee met one time during the year ended December 31, 1995.

     The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors, including, but not limited to, fees, services and scope of audit. The Audit Committee is presently composed of Messrs. M. Wahl, Kozlov and Cuddihy. The Audit Committee did not meet during the year ended December 31, 1995.

     The Retirement Committee of the Company Board administers the Company's Capital Accumulation Plan. Mr. Twill is presently the sole member of the Retirement Committee. Such Committee did not meet during the year ended December 31, 1995.

     The Company does not have a nominating committee charged with the search for, and recommendation to the Board of, potential nominees for Board positions.


SECTION 16(A) - REPORTING DELINQUENCIES
- ---------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that through December 31, 1995, its officers and directors and greater than 10% beneficial owners complied with all filing requirements.

                           EXECUTIVE COMPENSATION


     Set forth below is the aggregate compensation for services rendered in all capacities to the Company during its fiscal years ended December 31, 1995, 1994 and 1993 by its chief executive officer and each of its executive officers whose compensation exceeded $100,000 during its fiscal year ended December 31, 1995:



                                                 SUMMARY COMPENSATION TABLE



                                                                                       LONG TERM COMPENSATION
                                                                                 --------------------------------
                                           ANNUAL COMPENSATION                     AWARDS               PAYOUTS
                                     ------------------------------------        ---------------      -----------
                                                                OTHER                                                ALL
NAME AND                                                        ANNUAL           RESTRICTED             LONG TERM    OTHER
PRINCIPAL                                                       COMPEN-          STOCK      NUMBER OF   INCENTIVE    COMPEN-
POSITION                      YEAR    SALARY         BONUS      SATION(1)        AWARDS     OPTIONS     PAYOUTS      SATION
- --------                      ----    ------         -----      ---------        ------     -------     -------      ------

Michael Wahl                  1995    $250,000       $100,000       -               -            -           -          -
  Chief Executive             1994    $250,000       $100,000       -               -            -           -          -
  Officer                     1993    $475,000(2)        -          -               -        604,400         -          -

Andrew Wahl                   1995    $190,000       $ 76,500       -               -            -           -          -
  President                   1994    $190,000       $125,000       -               -            -           -          -
                              1993    $185,000           -          -               -        300,000         -          -

Robert V. Cuddihy, Jr.        1995    $150,000       $100,000       -               -            -           -          -
  Chief Operating and         1994    $150,000       $125,000       -               -            -           -
  Financial Officer           1993    $150,000           -          -               -         96,600         -          -


L. Randy Riley                1995    $210,000           -          -               -            -           -          -
  Executive Vice President    1994    $210,000       $ 70,000       -               -            -           -          -


- --------
(1) Personal benefits provided to Messrs. Michael Wahl, Andrew Wahl, Cuddihy and Riley did not exceed the disclosure thresholds established under SEC rules and therefore are not included in this table.
(2) Includes $412,500 of compensation paid by HMG during the nine months ended September 31, 1993, and $62,500 paid by the Company during the three months ended December 31, 1993.


    No grants of stock options pursuant were made during the year ended December 31, 1995 to the named executive officers.

    Set forth below is information with respect to the unexercised options to purchase the Company's Common Stock granted in the year ended December 31, 1995 and prior years under the Company's 1986, 1991 and 1993 and 1994 Stock Option Plans.

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR END OPTION VALUES


                                                                                                       POTENTIAL
                                                                                                       REALIZED VALUE
                                            NUMBER OF SECURITIES                                       AT ASSUMED
                                            UNDERLYING UNEXERCISE      VALUE OF UNEXERCISED            ANNUAL RATES
                   NUMBER OF                OPTIONS AT                 IN-THE-MONEY OPTIONS            OF STOCK PRICE
                   SHARES                   DECEMBER 31, 1995          AT DECEMBER 31, 1995            APPRECIATION
                   ACQUIRED                 ---------------------      -------------------             FOR OPTION TERM
                   ON           VALUE                      UNEXER-                  UNEXER-        ----------------------
NAME               EXERCISE     REALIZED    EXERCISABLE    CISABLE     EXERCISABLE  CISABLE           5%           10%
- ----               ----------   ---------   -----------    ------      -----------  -------       ----------   ----------
Michael Wahl            -          -          644,400         -        $1,933,200       -          $480,000    $1,150,000

Andrew Wahl        5,000        $8,750        376,750         -        $1,130,250       -          $265,000      $632,000

Robert V

 Cuddihy, Jr.      2,500        $2,500        153,850         -        $461,550         -          $ 95,00       $225,000

L. Randy Riley          -          -           40,000      54,000      $121,200     $162,200       $ 70,00       $167,000




EMPLOYMENT AGREEMENTS

    Effective October 1, 1993, Michael Wahl became the Company's Chairman of the Board and chief executive officer pursuant to a five year employment contract ("Wahl Employment Agreement") at a base salary of no less than $250,000 per year. He is also entitled to receive such bonuses as may be awarded to him from time to time by the Board in its sole discretion.

    Upon termination of the Wahl Employment Agreement by the Company for any reason other than for cause, the Company will be obligated to continue to make salary payments to Mr. Wahl, or to his estate in the event of his death, for a period of up to two years after such termination. The Wahl Employment Agreement also precludes Mr. Wahl from competing with the Company for a period of two years following termination of employment.

    With the exception of Michael Wahl, none of the executive officers of the Company is employed by the Company pursuant to an employment agreement.


COMPENSATION OF DIRECTORS

    The Company's policy is to reimburse directors for travel and out-of-pocket
expenses incurred, if any, to attend its directors' meetings.   See
"Compensation Committee Interlocks and Insider Participation".


DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

    Although the Company has a Compensation Committee whose members are Brett Tollman and Lawrence Twill, the Board of Directors determined that because of potential conflicts of interest in the Company's acquisition (the "Acquisition") of its HMG Worldwide In-Store Marketing, Inc. ("HMG"), Creative Displays, Inc. and HMG Europe B.V. subsidiaries, the Board as a whole rather than the Compensation Committee should set initial compensation levels for the Company's executive officers subsequent to the consummation of the Acquisition. Three of such directors received cash compensation as executive officers of the Company and each of the directors received options to purchase a significant number of shares of the Company's Common Stock during the year ended December 31, 1993. See "- Compensation Committee Interlocks and Insider Participation".

    Upon the consummation of the Acquisition, Michael Wahl, who had previously been the chief executive officer of HMG, became chairman of the Board and Chief Executive Officer of the Company pursuant to the Wahl Employment Agreement. In negotiating the Wahl Employment Agreement, the Board of Directors determined that Mr. Wahl should receive a base salary equal to that which he then received under a five year employment agreement entered into in 1990 with HMG. In order to induce Mr. Wahl to enter into such prior employment agreement, HMG had agreed to pay Mr. Wahl the additional sum of $1.0 million, of which $750,000 had been paid, with the balance payable to Mr. Wahl in two installments of $125,000 each due in 1994 and 1995, respectively. The Wahl Employment Agreement superseded Mr. Wahl's prior employment agreement with HMG, released HMG from its obligation to pay Mr. Wahl these two remaining $125,000 installments and provided for no new inducement payments. The Board of Directors granted Mr. Wahl options to acquire 600,000 shares of the Company's Common Stock at an exercise price of $1 5/8 per share in lieu of any such payments (the "Wahl Options").

    Although the Board of Directors believed that the Wahl Employment Agreement was reasonable in the context of both his prior level of compensation from HMG and those compensation arrangements known to the Board of Directors to be then in effect between other concerns in the in-store marketing and merchandising display industry and their respective chief executive officers, the Board of Directors recognized that in view of the then existing relationship between the Company and HMG, the terms of the Wahl Employment Agreement could be viewed as having been arrived at on a non-arms-length basis. Consequently, the Board of Directors retained William M. Mercer, Incorporated ("Mercer"), an independent compensation consultant, to evaluate the reasonableness of both the Wahl Employment Agreement and options granted to Mr. Wahl and the other directors and executive officers of the Company (collectively, the "Option Grants"). See "- Option Grants in Last Fiscal year" and "-Compensation Committee Interlocks and Insider Participation" for further information with respect to such option grants. After reviewing Mr. Wahl's employment arrangements with HMG and the Wahl Employment Agreement, Mercer rendered a written report to the Board of Directors that the terms of the Wahl Employment Agreement was reasonable.

    In evaluating the reasonableness of the Wahl Employment Agreement, Mercer considered the present market value of Mr. Wahl's services, as established by his employment agreement with HMG; the cash flow impact on the stockholders of the Company of the Acquisition on a fully diluted basis, assuming exercise of the Option Grants; and compensation arrangements of chief executive officers and other senior executives of companies in the point-of-purchase marketing industry having recently been involved in significant financial transactions.

    In reaching a determination that the Wahl Employment Agreement, inclusive of the Wahl Options, was reasonable, Mercer concluded that the terms of the Wahl Employment Agreement were not substantially more valuable than those of Mr. Wahl's employment agreement with HMG. Mercer also concluded that despite the dilutive impact of the exercise of the Wahl Options, the Company's cash flow would not be adversely impacted based upon anticipated combined operating results of the Company and the HMG Companies following the consummation of the Acquisition and that the value of the Wahl Employment Agreement was comparable to the value of compensation arrangements for chief executive officers of other companies in the point of purchase marketing industry.

    Prior to this engagement by the Board of Directors to evaluate the Wahl Employment Agreement and the Option Grants, Mercer had no prior relationship with the Company or any person associated with the Company.

    Compensation levels afforded to Andrew Wahl, Robert V. Cuddihy, Jr., L. Randy Riley and to the Company's other executive officers are based in substantial part upon a comparative evaluation by the Company's Board of Directors of each such person's functional responsibility and performance in that particular segment of the Company's operations for which each is responsible and, where discernable, the profitability of that segment.

    During 1994 and 1995, the Board approved the payment of bonuses to a number of employees, including executive officers. These bonuses were approved after considering the significant transactions initiated and consummated by the executive officers on behalf of the Company during the past two years. The Board noted that the Company's executive officers accomplishments included the arrangement of acquisition and working capital financing from its bank lender and the consummation of (i) the acquisition of the Acquired Companies, and the reduction of amounts payable pursuant to the note issued in connection with the Acquisition, (ii) the underwritten public offering, (iii) a European Marketing Agreement with Turbo Screen B.V. and (iv) the acquisition of the display operations from Benson Eyecare Corporation and long-term supply agreement with Benson Eyecare's Foster Grant Group.


    June 19, 1996


                        Michael Wahl - Chairman        Herbert F. Kozlov
                        Andrew Wahl                    Brett Tollman
                        Robert V. Cuddihy, Jr.         Lawrence J. Twill, Sr.
                        L. Randy Riley

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (based on the market price of the Company's Common Stock) with the cumulative total return of U.S. companies on the Nasdaq Stock Market and non-financial companies on the Nasdaq Stock Market.




                                                    [PERFORMANCE GRAPH]



                            1/1/91          12/31/91          12/31/92          12/31/93          12/31/94          12/31/95
- ----------------------------------------------------------------------------------------------------------------------------
HMG WORLDWIDE               $100              $150               $47              $520              $180              $160
NASDAQ US                   $100              $161              $187              $215              $210              $296
NASDAQ NON-FINANCIAL        $100              $161              $176              $203              $195              $268
- ----------------------------------------------------------------------------------------------------------------------------

                                       ASSUMES $100 INVESTED ON JANUARY 1, 1991

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Each member of the Board of Directors participated in the determination of the level of compensation of the Company's executive officers. Five of such directors are officers of the Company, i.e., Michael Wahl - Chief Executive Officer, Andrew Wahl - President, Robert V. Cuddihy, Jr. - Chief Operating Officer and Chief Financial Officer, L. Randy Riley - Executive Vice President, and Herbert F. Kozlov - Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In 1994, the Company advanced $250,000 to Robert V. Cuddihy, Jr., an officer and Director. Such amount is due to be repaid in one installment due December 31, 1997. Unpaid amounts bear interest at a fluctuating rate equal to the six months U.S. Treasury bill rate. In 1995, Mr. Cuddihy made a prepayment of $66,422 plus accrued interest. At December 31, 1995, the unpaid balance of such advance was $183,578.

    In 1995, the Company advanced $100,000 to Andrew Wahl, an officer and Director. Such amount is due to be repaid in one installment due January 1, 1997. Unpaid amounts bear interest at a fluctuating rate equal to the six months U.S. Treasury bill rate. In 1995, Mr. Wahl made a prepayment of $25,000. At December 31, 1995, the unpaid balance of such advance was $75,000.

    Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to the Company.

    Lawrence J. Twill, Sr., a director of the Company, is President of Ashwood Capital. Such firm, from time to time, also serves as an investment banking advisor to the Company.



             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Friedman Alpren & Green to audit the accounts of the Company for the fiscal year ending December 31, 1996. Such firm, which has served as the Company's independent auditor since 1989 has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

    Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Friedman Alpren & Green as the Company's independent auditors.

    A representative of Friedman Alpren & Green is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.



                           STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in New York, New York by March 28, 1997 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

- -------------------------------------------------------------------------------
                  Please mark your
                  votes as in this
         /X/      example.

          This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

- -------------------------------------------------------------------------------

      1.  Election of Directors.
          (except as marked to the contrary below)

                  FOR
          all nominees listed below
          (except as marked to
          the contrary below)
                [  ]


          WITHHOLD
          AUTHORITY
          to vote for all nominees
          listed below
                [  ]

Nominees: Robert V. Cuddihy, Jr., Herbert F.
          Kozlov, L. Randy Riley,
          Lawrence J. Twill, Sr.,
          Andrew Wahl, Michael Wahl

       2. To ratify the selection of Friedman Alpren   & Green as
          HMG's independent auditors   for the fiscal year ending
          December 31, 1996.


          FOR                 [  ]

          AGAINST             [  ]

          ABSTAIN             [  ]


      3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


          FOR                 [  ]

          AGAINST             [  ]

          ABSTAIN             [  ]






- -------------------------------------------------------------------------------
          Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






          SIGNATURE(S)_______________________________  DATED: _____________ 1996

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
          THE ENCLOSED ENVELOPE.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                         HMG WORLDWIDE CORPORATION
                            475 Tenth Avenue
                         New York, New York 10018

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




P         The undersigned hereby appoints Robert V. Cuddihy, Jr. and Herbert
R         F. Kozlov as Proxies, each with the power to appoint  his
O         substitute, and hereby authorizes them, and each of them, to
X         represent  and vote, as designated below, all the shares of Common
Y Stock of HMG Worldwide Corporation ("HMG") held of record by the undersigned on June 19, 1996 at the Annual Meeting of Stockholders to be held on Friday, July 26, 1996, or any adjournment thereof.


                 (TO BE SIGNED ON REVERSE SIDE) SEE REVERSE SIDE




- -------------------------------------------------------------------------------